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                                                                    Exhibit 10.9


                       SECOND LOAN MODIFICATION AGREEMENT


         This Second Loan Modification Agreement is entered into as of ______________, effective as of __________________, by and between
SYNCHRONICITY, INC., a Massachusetts corporation with its principal place of business at 201 Forest Street, Marlborough, Massachusetts 01752 (the "Borrower") and SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 20, 1998, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 20, 1998 between Borrower and Bank (the "Loan Agreement"). The Loan Agreement established in favor of the Borrower: (i) a working capital line of credit in the maximum principal amount of Nine Hundred Thousand Dollars ($900,000.00) (the "Committed Revolving Line"), and (ii) an equipment line of credit in the maximum principal amount of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "1998 Committed Equipment Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Loan Agreement.

                  1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                                    "Committed Revolving Line" means a credit extension of up to One Million Five Hundred Thousand Dollars ($1,500,000.00).
                                    Notwithstanding the foregoing, the
                                    availability of Advances under the Committed
                                    Revolving Line shall be subject to the
                                    receipt by the Bank of satisfactory results, in the sole and absolute discretion of the Bank, of the Initial Audit of Borrower's Accounts pursuant to Section 6.3 hereof. If the results of the Initial Audit are not satisfactory to the Bank for any reason, the Bank may, at its discretion, reduce the amount of the Committed Revolving Line, or not make any Advances hereunder, except pursuant to terms satisfactory to the Bank."

                           and inserting in lieu thereof the following:

                                    "Committed Revolving Line" means a credit extension of up to Two Million Five Hundred Thousand Dollars ($2,500,000.00).
                                    Notwithstanding the foregoing, the
                                    availability of Advances under the Committed
                                    Revolving

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                                    Line shall be subject to the receipt by the
                                    Bank of satisfactory results, in the sole and absolute discretion of the Bank, of the Initial Audit of Borrower's Accounts pursuant to Section 6.3 hereof. If the results of the Initial Audit are not satisfactory to the Bank for any reason, the Bank may, at its discretion, reduce the amount of the Committed Revolving Line, or not make any Advances hereunder, except pursuant to terms satisfactory to the Bank."

                  2. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                                    "Current Liabilities" means, as of any
                                    applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower to a date more than one year from the date of determination, but excluding Subordinated Debt.

                           and inserting in lieu thereof:

                                    "Current Liabilities" means, as of any
                                    applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower to a date more than one year from the date of determination, but excluding Subordinated Debt and deferred revenue.

                  3. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                                    ""Revolving Maturity Date" means February
                                    19, 2000."

                           and inserting in lieu thereof:

                                    ""Revolving Maturity Date" means February
                                    19, 2001."

                  4. The Loan Agreement shall be amended by deleting the following text appearing as paragraph (a) of Section
                           2.1.3. thereof:

                                    "2.1.3 1999 Equipment Advances.

                           (a) Subject to and upon the terms and conditions of this Agreement, at any time through January 15, 2000 (the "1999 Equipment Availability End Date"), Bank agrees to make Equipment Advances (each an "Equipment Advance" and


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                           collectively, the "Equipment Advances") to Borrower
                           under this Section 2.1.3 in an aggregate outstanding amount not to exceed the 1999 Committed Equipment Line. To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment purchased. The Equipment Advances under this Section
                           2.1.3 shall be used only to purchase Equipment and shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may only constitute up to Two Hundred Fifty Thousand Dollars ($250,000.00) of aggregate Equipment Advances under this Section 2.1.3.

                           and inserting in lieu thereof the following:

                           (a) Subject to and upon the terms and conditions of this Agreement, at any time through August 16, 2000 (the "1999 Equipment Availability End Date"), Bank agrees to make Equipment Advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to Borrower under this Section 2.1.3 in an aggregate outstanding amount not to exceed the 1999 Committed Equipment Line. To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment purchased. The Equipment Advances under this Section 2.1.3 shall be used only to purchase Equipment and shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may only constitute up to Two Hundred Fifty Thousand Dollars ($250,000.00) of aggregate Equipment Advances under this Section 2.1.3.

                  5. The Loan Agreement shall be amended by deleting the following text appearing as the fourth paragraph of
                           Section 6.3 thereof:

                                    "Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted: (a) no more often than every twelve (12) months, and (b) only when either (i) Obligations under the Committed Revolving Line are outstanding or
                                    (ii) Advances were made during the preceding twelve (12) month period. Notwithstanding the foregoing, the Bank shall have the right to audit Borrower's Accounts at Borrower's expense at any time after the occurrence of an Event of Default. The initial Advance under the Committed Revolving Line shall be subject to satisfactory results, in the sole discretion of Bank, of an initial audit (the "Initial Audit") of Borrower's Accounts."

                           and inserting in lieu thereof the following:

                                    "Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted: (a) no more often than every twelve (12) months, and (b) only when either (i) Obligations under the Committed Revolving Line are outstanding or
                                    (ii) Advances were made during the preceding twelve (12) month period. Notwithstanding the foregoing, the Bank shall have the right


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                                    to audit Borrower's Accounts at Borrower's
                                    expense at any time after the occurrence of an Event of Default. Any Advance under the Committed Revolving Line which is in excess of twenty-five percent (25%) of the available Borrowing Base or when added to the aggregate outstanding Advances would result in the aggregate outstanding Advances being in excess of twenty-five percent (25%) of the available Borrowing Base, shall be subject to satisfactory results, in the sole discretion of Bank, of an initial audit (the "Initial Audit") of Borrower's Accounts."

                  6. The Loan Agreement shall be amended by deleting the following text appearing as Section 6.10 thereof:

                                    "6.10 Tangible Net Worth. Borrower shall maintain: (i) as of the last day of each quarter, a Tangible Net Worth of not less than Three Million Dollars ($3,000,000.00), and (ii) on a monthly basis, as of the last day of all months which are not the last month of a quarter, a Tangible Net Worth of not less than Two Million Five Hundred Thousand Dollars ($2,500,000.00)."

                           and inserting in lieu thereof the following:

                                    "6.10 Tangible Net Worth. Borrower shall maintain: (i) as of the last day of each month through May 31, 2000, a Tangible Net Worth of not less than Two Million Dollars ($2,000,000.00), and (ii) on a monthly basis, as of the last day of all months
                                    thereafter beginning on June 30, 2000, a Tangible Net Worth of not less than the greater of (a) Five Million Dollars ($5,000,000.00) or (b) the amount raised in any initial public offering or the next equity round."

                  7. The Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of February 20, 1998 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

                  8. Bank hereby waives Borrower's existing Default under the Loan Agreement by virtue of Borrower's failure to comply with the Adjusted Quick Ratio and Tangible Net Worth covenants at December 31, 1999. Bank's waiver of Borrower's compliance of said covenants shall apply only to the foregoing periods.

                           Bank's agreement to waive the above-described compliance (i) shall not be deemed an agreement by Bank to waive Borrower's compliance with either of the above-described covenants as of any other dates,
                           (ii) shall not limit or impair Bank's right to demand strict performance of either covenant as of any other dates, and (iii) shall not limit or impair Bank's right to demand strict performance of all other covenants as of any date.

                  9. The Compliance Certificate appearing as EXHIBIT D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT A hereto.


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4.       FEES. Borrower shall pay to Bank a fee equal to Five Thousand Dollars
         ($5,000.00), in connection with the modification of the Committed Revolving Line, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof, and a fee equal to Two Thousand Five Hundred Dollars ($2,500.00), in connection with the modification of the 1999 Committed Equipment Line (the "Equipment Line Modification Fee"), which fee shall be due on the 1999 Equipment Availability End Date and shall be deemed fully earned as of the date hereof. Notwithstanding the foregoing, the Equipment Line Modification Fee shall be waived by Bank if on, or any time prior to the Equipment Availability End Date, the aggregate outstanding Equipment Advances equal at least Two Hundred Fifty Thousand Dollars ($250,000.00) The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Indebtedness.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

8. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).



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         This Second Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.


BORROWER:                              BANK:

SYNCHRONICITY, INC.                    SILICON VALLEY BANK, doing business as
                                       SILICON VALLEY EAST


By:______________________________      By:___________________________________

Name: Joseph Calo                      Name: David E. Rodriguez

Title: Chief Financial Officer         Title: Vice President


                                       SILICON VALLEY BANK

                                       By:___________________________________

                                       Name:_________________________________

                                       Title:________________________________
                                          (signed in Santa Clara County,
                                           California)



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                                    EXHIBIT A

                             COMPLIANCE CERTIFICATE

TO:           SILICON VALLEY BANK

FROM:         SYNCHRONICITY, INC.

         The undersigned authorized officer of SYNCHRONICITY, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is
in complete compliance for the period ending      with all required covenants
except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


         REPORTING COVENANT                          REQUIRED                                    COMPLIES
         ------------------                          --------                                    --------

         Monthly financial statements & CC           Monthly within 25 days                      Yes      No
         Annual (CPA Audited)                        FYE within 120 days                         Yes      No
         Monthly BBC & A/R Agings                    Monthly within 25 days                      Yes      No
                                                     (when borrowing)


         FINANCIAL COVENANT                          REQUIRED                       ACTUAL       COMPLIES
         ------------------                          --------                       ------       --------

         Maintain:

         Quick Ratio (monthly)                       1.50:1.0                       _____:1.0    Yes      No
         Tangible Net Worth (monthly)                $2,000,000 as of 5/31/00      $_________    Yes      No
                                                     $5,000,000 or 25% of
                                                     the IPO/equity round,
                                                     whichever is greater
                                                     beginning 6/30/00 and
                                                     thereafter

         Minimum Liquidity (monthly)                 1.50:1.0                       _____:1.0    Yes      No
         OR Minimum Debt Service Coverage            1.25:1.0                       _____:1.0    Yes      No



COMMENTS REGARDING EXCEPTIONS:

Sincerely,

_______________________          Date:_______________
SIGNATURE

_______________________




       BANK USE ONLY
RECEIVED
BY:_________________________
DATE:_______________________
REVIEWED
BY:_________________________
COMPLIANCE STATUS:  YES / NO



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